UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2012

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	I-33784	20-8084793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 429-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2012, the Board of Directors (the “Board”) of SandRidge Energy, Inc. (the “Company”) adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of November 19, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”). The following description of the terms of the Rights Agreement (which includes as exhibits thereto the Form of Certificate of Designations, the Form of Right Certificate and the Summary of Rights to Purchase Preferred Shares) does not purport to be complete and is qualified in its entirety by reference to the detailed terms and conditions set forth in the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group that acquires 10% (or 15% in the case of certain institutional investors who report their holdings on Schedule 13G) or more of the outstanding common stock of the Company without the approval of the Board. The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

The Rights

On November 19, 2012, the Board authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company. The dividend is payable to the stockholders of record on November 29, 2012 (the “Record Date”). Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company at a price of $20.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. In addition, one Right will automatically attach to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights. The description and terms of the Rights are set forth in the Rights Agreement.

Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares on the Distribution Date. The “Distribution Date” is the close of business on the tenth day after the first date of public announcement that any person, together with such person’s associates and affiliates (other than the Company or certain related entities), has become the beneficial owner of 10% (or 15% in the case of certain institutional investors who report their holdings on Schedule 13G) or more of the then outstanding Common Shares (such person, an “Acquiring Person”) or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (such date, the “Shares Acquisition Date”).

Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares and will be transferred only in connection with the transfer of Common Shares, (ii) certificates for Common Shares that become outstanding after the Record Date will contain a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Exercisability

The Rights are not exercisable until the Distribution Date. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

Flip In. In the event that any person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Purchase Price, purchase Common Shares with a then current market value of twice the Purchase Price.

Flip Over. In the event that, at any time after a person or group has become an Acquiring Person, (i) the Company merges into any other person, (ii) any person merges into the Company, or (iii) the Company sells or otherwise transfers 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole), all holders of Rights except the Acquiring Person may, for the Purchase Price, purchase shares of common stock of the acquiring company with a then current market value of twice the Purchase Price.

Expiration

The Rights will expire at the close of business on November 19, 2013, unless earlier redeemed or exchanged by the Company as described below.

Exchange

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Shares, the Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Shares. No adjustments to the Purchase Price of less than 1% will be made.

Preferred Share Provisions

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle holders, in preference to the holders of Common Shares, to receive, when and if declared, quarterly dividends in an amount per share equal to the greater of (i) $1.00 and (ii) subject to adjustment, 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of $1,000 per share (plus an amount equal to accrued and unpaid dividends and distributions thereon) and an aggregate amount per share equal to 1,000 times (subject to certain adjustments) the aggregate amount to be distributed per share to the holders of the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times (subject to certain adjustments) the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Redemption

The Board may, at its option, at any time prior to such time as any person or group becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, subject to adjustment (the “Redemption Price”). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments

The Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to, among other things, make any provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that from and after such time as any person or group becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights.

Item 3.03.  Material Modification to Rights of Security Holders

See Item 1.01 above which is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board approved a Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (the “Certificate of Designations”). The Certificate of Designations was filed with the Secretary of State of Delaware, and became effective, on November 19, 2012. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The summary of the Preferred Shares set forth in Item 1.01 above is incorporated by reference into this Item 5.03.

In addition, on November 19, 2012, the Board adopted amendments to the Company’s March 3, 2009 Amended and Restated Bylaws (the “Bylaw Amendments”) as described below. The following description of the Bylaw Amendments approved by the Board does not purport to be complete and is qualified in its entirety by reference to the excerpt from the resolutions of the Board approving the Bylaw Amendments, which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Article II, Section 5 was amended to require any stockholder seeking to have the stockholders authorize or take corporate action by written consent to request that the Board fix a record date. The Board must adopt a resolution fixing the record date within ten days after the date on which such a request is received.

Article IX was amended to provide that the affirmative vote of the holders of more than 50% of the voting power of the issued and outstanding stock of the Company shall be required for stockholders to alter, amend, repeal, or adopt any provision inconsistent with, Article III, Section 1 (Power; Number; Classification; Term of Office; Election Procedures) or Article IX (Amendments) of the Bylaws.

The Bylaw Amendments are effective immediately.

Item 7.01	Regulation FD Disclosure

On November 19, 2012, the Company issued a press release announcing the Board’s adoption of the Rights Agreement and Bylaw Amendments. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of SandRidge Energy, Inc.

3.2	Amendments to the March 3, 2009 Amended and Restated Bylaws of SandRidge Energy, Inc., effective November 19, 2012.

4.1	Rights Agreement, dated as of November 19, 2012, between SandRidge Energy, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designations, the Form of Right Certificate, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C, respectively.

99.1	Press Release of the Company, dated November 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 19, 2012	SANDRIDGE ENERGY, INC.

	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of SandRidge Energy, Inc.

3.2	Amendments to the March 3, 2009 Amended and Restated Bylaws of SandRidge Energy, Inc., effective November 19, 2012.

4.1	Rights Agreement, dated as of November 19, 2012, between SandRidge Energy, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designations, the Form of Right Certificate, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C, respectively.

99.1	Press Release of the Company, dated November 19, 2012.